UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

SL Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware	814-01366	85-3472615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1585 Broadway New York, NY		10036
(Address of principal executive offices)		(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01 – Entry into a Material Definitive Agreement.
Amended and Restated Investment Advisory Agreement
On February 1, 2021, SL Investment Corp. (the “Company”) entered into an amended and restated investment advisory agreement (the “Restated Advisory Agreement”) with its investment adviser, MS Capital Partners Adviser Inc. (the “Adviser”), which amends and restates the existing investment advisory agreement, dated as of September 24, 2020, by and between the Company and the Adviser (the “Existing Advisory Agreement”) to clarify that the Company may be subject to provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), during all periods when the Company’s assets are treated as “plan assets” for purposes of ERISA. No material terms changed in the Restated Advisory Agreement as compared to the Existing Advisory Agreement, including the incentive fee and the base management fee. The Restated Advisory Agreement was approved by the Company’s Board of Directors, including all of its independent directors, at a meeting held on January 28, 2021 and by the Company’s stockholders via unanimous written consent on February 1, 2021.
The description above is only a summary of the material provisions of the Restated Advisory Agreement and does not purport to be complete and is qualified in its entirety by reference to the provisions in such agreement, a copy of which is attached hereto as Exhibit 10.1.
Amended and Restated Administration Agreement
On February 1, 2021, the Company entered into an amended and restated administration agreement (the “Restated Administration Agreement”) with its administrator, MS BDC Administrative Services LLC (the “Administrator”), which amends and restates the existing administration agreement, dated as of September 24, 2020, by and between the Company and the Administrator (the “Existing Administration Agreement”) to clarify that the Company may be subject to provisions of ERISA during all periods when the Company’s assets are treated as “plan assets” for purposes of ERISA and to make certain conforming changes in connection with such revisions. No material terms changed in the Restated Administration Agreement as compared to the Existing Administration Agreement.
The description above is only a summary of the material provisions of the Restated Administration Agreement and does not purport to be complete and is qualified in its entirety by reference to the provisions in such agreement, a copy of which is attached hereto as Exhibit 10.2.
Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 1, 2021, the Company filed its Second Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), which amends and restates the Company’s Amended and Restated Certificate of Incorporation, dated as of September 24, 2020 (the “Existing Certificate of Incorporation”) to clarify that the Company may be subject to provisions of ERISA, during all periods when the Company’s assets are treated as “plan assets” for purposes of ERISA. Such change does not affect the rights of the Company’s security holders. No material terms changed in the Restated Certificate of Incorporation compared to the Existing Certificate of Incorporation. The Restated Certificate of Incorporation was approved by the Company’s Board of Directors at a meeting held on January 28, 2021 and by the Company’s stockholders via unanimous written consent on February 1, 2021.
The description above is only a summary of the material provisions of the Restated Certificate of Incorporation and does not purport to be complete and is qualified in its entirety by reference to the provisions in such document, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

3.1	Second Amended and Restated Certificate of Incorporation of SL Investment Corp.

10.1	Amended and Restated Investment Advisory Agreement, dated as of February 1, 2021, by and between SL Investment Corp. and MS Capital Partners Adviser Inc.

10.2	Amended and Restated Administration Agreement, dated as of February 1, 2021, by and between SL Investment Corp. and MS BDC Administrative Services LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2021	SL Investment Corp.

	By:	/s/ Orit Mizrachi
Orit Mizrachi
Chief Operating Officer and Secretary